SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of
the Securities Exchange Act of 1934 (Amendment No.     )


Filed by the Registrant [   ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ X ]	Preliminary Proxy Statement
[   ]	Confidential, for Use of the Commission
		Only (as permitted by Rule 14a-6(e) (2)
[   ]	Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]	Soliciting Material Pursuant to Section 240.14a-11(c) or
 		Section 240.14a-12

CROGHAN BANCSHARES, INC.
-------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

NATHAN G. DANZIGER
-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box) :
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A
(2) Aggregate number of securities to which transaction applies:    N/A
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) : N/A
(4) Proposed maximum aggregate value of transaction:  N/A
(5) Total fee paid: N/A

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A
(2) Form, Schedule or Registration Statement No.: N/A
(3) Filing Party: N/A
(4) Date Filed: N/A



DANZIGER
300 Garrison Street
Fremont, Ohio 43420
419-332-4201

April 24, 2002

Dear Fellow Stockholder:

Enclosed is my proxy statement and proxy card relating to the 2002 annual meeting of stockholders of Croghan Bancshares, Inc. ("Croghan") and, if Directors are not elected at the annual meeting, the next meeting of stockholders at which Directors are elected. I decided to solicit your vote in favor of electing me to the Board of Directors of Croghan because I am disappointed, among other reasons, with the financial performance and stock price of Croghan.

As my proxy statement indicates, I am soliciting proxies to elect myself as a Director of Croghan Bancshares at the election at the 2002 Annual Meeting of Stockholders. If I am elected, I will encourage the Board of Directors to take measures designed to improve stockholders value at the Croghan Bank.
I believe, amongst other things, that the bank is over capitalized and inefficient. I would encourage the board to address these issues with strategies such a dutch-auction stock repurchase, the declaration of a special dividend, and/or the acquisition of or merger with another local bank as well as the introduction of more efficient business processes. These measures if implemented, hopefully will result in enhanced stockholder value and an increase in the Croghan Bancshares stock price.

In addition, I am very disappointed with the Executive Supplemental Retirement Plan of Croghan. The question we stockholders should ask is, "what is our company recognizing?" It appears to me that instead of rewarding excellence, the Executive Supplemental Retirement Plan, has at best rewarded disappearing shareholder value and in top of that, now a new Stock Option and Incentive Plan; a Plan for the benefit of Directors and Officers, not the shareholders.

After you have read my proxy statement, please sign the enclosed blue proxy card and return it to me as soon as possible in the enclosed self-addressed, postage pre-paid envelope. If you hold your shares through a broker or a trust company, please call the person responsible for your account as soon as possible and ask him or her to vote the blue proxy card and not to vote the white proxy card received from Croghan.

You also will receive a separate proxy statement and proxy card from the Board of Directors of Croghan similar to the way you received those materials in the past. I encourage you to sign and return only the enclosed blue proxy card and not the white proxy card you may receive from Croghan. If you do sign, date and return a blue proxy card to me and if you then later sign and return a white proxy card to Croghan only the later dated proxy will be counted and the blue proxy will not be voted; similarly, if you sign and return a white proxy card to Croghan and if you later sign, date and return my blue proxy card to me, only the later dated blue proxy will be counted and the white proxy will not be voted.

Thank you in advance for your support. If you have any questions at all, need further assistance or want to discuss my views regarding Croghan, please do not hesitate to call me at 419-332-4201 (or 419-407-8601).

Sincerely,


NATHAN G. DANZIGER


































PROXY STATEMENT
      OF
NATHAN G. DANZIGER

300 Garrison
Fremont, OH 43420
419-332-4201

Solicitation of Proxies in Opposition to Proxies to be Solicited
By the Board of Directors of Croghan Bancshares

	INTRODUCTION

My name is NATHAN G. DANZIGER. I own 2889 shares of Croghan Bancshares, Inc. Croghan). I have owned some shares since 1948.

I am sending this Proxy Statement and the enclosed BLUE PROXY card to the holders of common stock of Croghan in connection with my solicitation of proxies to be voted at the Croghan 2002 Annual Meeting of Stockholders of Croghan and if Directors are not elected at the next Annual Meeting, then also the next Meeting of Stockholders at which Directors are elected, and at any and all adjournments of those meetings (individually and collectively, the "Stockholders Meeting").

The Croghan Board of Directors has advised shareholders in their most recent proxy, filed with the Securities and Exchange Commission on 3/29/02, that the next shareholders meeting will be held at Hayes Presidential Center, Spiegel Grove, 1337 Hayes Avenue, Fremont, Ohio 43420, on Tuesday May 14th, 2002, at 1:00 PM local time. I am soliciting proxies for use at the Stockholders Meeting i) to vote in favor of my election to the Board of Directors of Croghan ii) to vote on proposals published in the Croghan proxy iii) to vote in my discretion on such other matter that may properly be presented at the Stockholders Meeting.

You should receive two different proxy statements, each with its own accompanying proxy voting card, in connection with the Stockholders Meeting this year. You are receiving this Proxy Statement and the enclosed BLUE PROXY card from me. You should also receive a separate proxy statement and proxy card from the Board of Directors of Croghan (which probably will be white), similar to the way you received these materials in prior years. These two proxy statements will be very different because both the Board of Directors of Croghan and I will be attempting to obtain authority from you to vote your shares at the Stockholders Meeting in accordance with our respective recommendations. Even if you plan to attend the Stockholders Meeting, I encourage you to sign and return only the enclosed BLUE PROXY card and not the white proxy card which you may receive from Croghan. Any BLUE PROXY card that you sign and return to me will be voted only in accordance with your instructions.

Only one proxy of yours will be counted and used at the Stockholders Meeting. If you sign, date and mail a BLUE PROXY card to me and if you later sign and return a white proxy card to Croghan, the blue proxy card will not be counted when the votes are tabulated. I strongly urge you not to return any proxy card sent to you by the Board of Directors of Croghan; only the BLUE PROXY to me.

REASONS WHY I AM SOLICITING PROXIES

I decided to seek positions on the Board of Directors in an effort to encourage the Board to take the following actions:

..	to improve the financial performance of Croghan;

..	to enhance stockholder value at Croghan.

As a long-term investor in Croghan, I am very interested in the success of our company and in doing what is best for all Croghan stockholders. I believe that the current Directors are not directing Croghan in a manner that maximizes Croghan's financial performance or enhances the value of Croghan's common stock. My belief is supported by the facts; in comparison to the average for banks, consider for yourself Croghan's unfavorable return on stockholder equity, its unfavorable return on equity and its dismal stock price. Over a five year period, Croghan has underperformed by 60.5% (see table) the NASDAQ Bank Index, an index of comparable companies used by Croghan in its proxy. This represents a compound annual return of 15% by the index and only 6% by Croghan.

PERFORMANCE GRAPH

The following graph is a comparison of the cumulative total shareholder return (change in share price plus reinvested dividends) through December 31, 2001 of an initial $100 investment on December 31, 1996 in (i) the common shares of the Company, (ii) the AMEX Stock Market - U.S. Companies, and (iii) the NASDAQ
Bank Index. The cumulative return performance on the graph is not intended to forecast or be indicative of future performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
[Table omitted
Table includes the following data:

									December 31:
                                   	1996	1997	1998    1999   2000   2001
Croghan Bancshares, Inc.			100.00	122.5	158.1	135.5  112.1  136.9
AMEX Stock Market - U.S. Companies  100.00	125.3	134.5	176.8  165.7  150.8
NASDAQ Bank Index					100.00  167.4	166.3	159.9  182.4  197.4
]

									December 31:
                                   	1996	1997	1998    1999   2000   2001
Croghan Bancshares, Inc.			100.00	122.5	158.1	135.5  112.1  136.9
AMEX Stock Market - U.S. Companies  100.00	125.3	134.5	176.8  165.7  150.8
NASDAQ Bank Index					100.00  167.4	166.3	159.9  182.4  197.4

Legend  Total Return
*		Croghan Bancshares, Inc.
**		AMEX Stock Market - US Companies
***		NASDAQ Bank Index (SIC 6020-6029, 6710-6719 US & Foreign)

Notes:
A. The data represent monthly index levels derived from compounded daily returns that include all dividends
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.00 on 12/31/1996.

Source: Croghan Bancshares Proxy 4/5/02, Center for Research in Security Prices

CROGHAN'S PERFORMANCE - A LOOK AT THE FACTS

For many stockholders of companies, the price at which their stock is trading is very important. I am happy when the price of our stock goes up and am unhappy when the stock price goes down. Well, I am very unhappy with the current stock price of Croghan.

Let me summarize for you below the year-end stock prices at which the common stock of Croghan has traded in the past 4 years.

         Year End Price	Shares Outstanding	Net Income per share
12/30/98	$28.75			1,903,616			1.66
12/29/99	$24.25			1,906.126			1.65
12/29/00	$19.25    	    1,913.144			1.87
12/31/01	$22.60			1,914.109			1.93

Let's face reality and "cut to the chase". In my opinion Croghan's recent financial performance has been relatively poor. Those of you who bought stock of Croghan in 1997-1999 and who still hold the stock today would have been better off investing your money in a 4% money market account 3 years ago instead of investing in Croghan stock. All the while, Croghan has operated and continues to operate, in my opinion, at a sub-par level.

Certain members of management are now eligible to participate in Croghan's Executive Supplemental Retirement Plan. The question we Croghan's stockholders should ask is, "what is our company recognizing?" It appears to us Croghan has recognized and applauded poor management and financial performance resulting from the Board's actions and decisions. And now on top of that, the Directors propose a new Stock Option and Incentive Plan, a Plan for the benefit of Directors and Officers not the shareholders.

If I am elected, I will immediately recommend that the Board hire a consultant or other advisor which specializes in financial institutions to make recommendations to the Board regarding specific measures designed to improve earnings at Croghan. I plan to evaluate and recommend specific alternatives for enhancing stockholder value after I have been elected to the Board of Directors of Croghan and have had an opportunity to review the operations of Croghan as well as the recommendations of the consultant. These measures, which could include a dutch-auction stock repurchase, declaration of a special dividend, and/or an acquisition or merger with another corporation or other alternatives, if implemented, hopefully would result in enhanced stockholder value and an increase in Croghan's stock price.

I believe that I can serve the best interest of the stockholders of Croghan, but I need your support.

ELECTION OF DIRECTORS OF CROGHAN

The Articles of Incorporation of Croghan that are on file with the State of Ohio provide that the Board of Directors of Croghan will consist of Directors divided into three classes as nearly as equal in number as possible. The Directors of each class are elected to serve for a term expiring at the third succeeding Annual Meeting of Stockholders and until their successors have been elected and qualified. One class is to be elected annually by the stockholders of Croghan. A class of four Directors should be elected at the Stockholders Meetings for a term expiring at the Annual Meeting of Stockholders in the year 2005. I am soliciting proxies to myself as successor for one of the expiring 2002 Directors term.

The Articles of Incorporation of Croghan provide that each share of common stock is entitled to one vote. The four nominees who receive the highest number of votes will be elected as Directors. I intend to vote for myself as Director for a term which will expire in 2005.

Only your latest dated proxy will be counted at the Stockholder Meeting.
If you choose to vote by proxy for me by using the enclosed BLUE PROXY, you may NOT use the proxy card provided by Croghan to vote for any other nominees. In addition you CANNOT use the proxy card provided by the Board of Directors of Croghan to vote for me. BY EXECUTING AND NOT REVOKING A PROXY FOR NATHAN G. DANZIGER, YOU WILL BE UNABLE TO VOTE FOR THE CANDIDATES PROPOSED BY THE CROGHAN BOARD IN ITS PROXY. SHOULD NATHAN G. DANZIGER SECURE SUFFICIENT VOTING AUTHORITY TO ELECT HIMSELF TO THE BOARD, THE REMAINING BOARD SEATS WILL BE FILLED BY COMPANY NOMINEES IN KEEPING WITH THE COMPANY'S RULES.

I have agreed to serve as Director of Croghan if elected, if elected I will act in a manner that I respectfully believe will be in the best interest of Croghan's stockholders. I believe that immediate action must be taken to improve Croghan's financial performance and stock price. Unless you instruct me otherwise, I will vote the BLUE PROXIES received by me for my election as Director of Croghan.

INFORMATION ABOUT NATHAN G. DANZIGER

The following table shows the number and percentage of the outstanding shares of common stock of Croghan owned by the nominee for election as Director:

Name	  				Number		Percentage (1)

NATHAN G. DANZIGER		2889			.15


(1) Based upon 1,914,109 outstanding shares of common stock of Croghan, as disclosed in Croghan's Form 8-K for the quarter ended December 31, 2001.


NATHAN G. DANZIGER:

Principal occupation is Insurance and Financial representative associated with Northwestern Mutual Insurance Company's Agency in Toledo, Ohio. He holds the Insurance professional designations of Chartered Life Underwriters (CLU) and Chartered Financial Consultant(CHFC). Also co-owner with Samuel R. Danziger of three parcels of commercial real estate in Fremont, Ohio, two of which are security for two loans from Croghan. Graduated from the University of Pennsylvania with a B.S. in Economics, is 62 years old and resides at 3014 Pembroke Road, Ottawa Hills, Ohio 43606.

I am nor within the past year have been a party to any contract, arrangement or understanding with any person with respect to any securities of Croghan,
(ii) do not nor during the past two years had, a direct or indirect interest in any transaction or series of similar transactions to which Croghan, or any of its subsidiaries, was or is to be a party, except I have two long standing real estate loans with Croghan secured by two parcels of commercial real estate, (iii) do not have any arrangement or understanding with any person with respect to any future transactions to which Croghan or any of its affiliates will or may be a party, or (iv) do not have any arrangement or understanding with any person with respect to future employment by Croghan or its affiliates.

I do not have any arrangement or understanding with any other person according to which I will be nominated as a Director of Croghan. I do not have any interest in the matters to be voted upon at the Stockholders Meeting other than my interest as a stockholder of Croghan.

I estimate that my total expenditures relating to my solicitation of proxies will be approximately $500.00 (including, but not limited to, costs related to my printing and other costs incidental to the solicitation). My expenditures to date relating to this solicitation have been approximately $100.00. If I am elected as Director I do not intend to seek reimbursement of these expenses from Croghan.

During the past year I have neither purchased nor sold shares of Croghan.

Nathan G. Danziger's wife, Nancy K. Danziger whose address also is 3014 Pembroke Road, Ottawa Hills, Ohio 43606 directly owns 1758 shares of common stock of Croghan. Nathan G. Danziger disclaims any beneficial or voting interest in the 1758 shares owned by Nancy K. Danziger.

CERTAIN INFORMATION ABOUT CROGHAN

Based upon Croghan's report on Form 8-K filed with the SEC for the quarter ended December 31, 2001 there were 1,914,109 shares of common stock, $12.50 per value per share, of Croghan outstanding as of the close of business on December 31, 2001. Under Croghan's Articles of Incorporation, each share of common stock is entitled to one vote on each matter to be considered at the Stockholders Meeting. The address of Croghan's principal office is 323 Croghan Street, Fremont, Ohio 43420.

DATE, TIME AND PLACE OF CROGHAN STOCKHOLDERS MEETING

According to the Code of Regulations of Croghan currently on file, the Stockholders Meeting will be held at such The Hayes Presidential Center, 1337 Hayes Avenue, Fremont, Ohio 43420 on Tuesday, May 13, 2002 at 1:00 PM. Notice of time and location of such Meeting has been sent to you by Croghan. The record date for stockholders entitled to notice of and to vote at the Stockholder Meeting and any adjournment thereof was at the close of business on March 15, 2002.

OTHER MATTERS

VOTE ON DIRECTORS
I will vote your shares of Croghan common stock represented by properly executed BLUE PROXIES in the manner which you direct. If no specific direction is given, I will vote the BLUE PROXIES for my election to the Board of Directors of Croghan.

VOTE ON PROPOSALS
The proxy filed by Croghan indicates three matters to be voted on at the 2002 Annual Meeting. Details of these matters, and in the case of the shareholder's proposals, supporting and opposing statements, are set forth on pages 18 through 23 of Croghan's Proxy.

I recommend voting AGAINST approval of the Croghan Bancshares, Inc. 2002 Stock Option and Incentive Plan. This plan will permit the company to grant stock options, a form of compensation, to its Directors. While I am not opposed to performance based compensation, I do not believe current slate of Directors merits compensation above the fees they have already received for attending meetings. Last year, directors of Bancshares were eligable to receive $6,500 by attending each board meeting, and to receive additional compensation for attending committee meetings. It is unclear to me from reviewing the Croghan proxy what other compensation may have been paid to these Directors for also serving as Directors of the subsidiary Croghan Bank. It is also unclear to me if directors are eligable to attend meetings by telephone. As we note elsewhere in this proxy, I feel the board has failed dismally to achieve the performance that would lift Croghan's stock price to that of comparable corporations and therefore I cannot justify any increase in their compensation at this time.

I believe a better way to implement performance based compensation for directors would be to agree upon reasonable cash awards to be paid for the attainment of specific performance related goals. As the Directors have repeatedly maintained that they are unable to cause the stock market to reward operating performance*, wouldn't it be in their and shareholders' best interests to identify exactly what constitutes good performance and reward that instead? As none of our company's independent directors have any outside experience in the financial services industry, perhaps a consultant could be retained to recommend specific performance goals that would merit extra compensation. On reviewing our company's proxy and annual report I am unable to identify any statements concerning the board, that indicate how exactly the it contributes to the management of the bank in any role beyond that of simple supervision. I believe, prior to voting to increase compensation, shareholders are entitled to a comprehensive explanation of the board's activities. I believe only then will shareholders have the necessary knowledge to make an informed decision on value the board adds to the company.

*As I contend elsewhere, I feel our stock has performed poorly because of dismal operating performance at the company. The NASDAQ bank index, an index of comparable companies used by Croghan in its proxy, has performed, in my opinion, well, over the last five years. Please see the chart and table detailing Croghan's and the Index's performance which are included in this Proxy.

I recommend voting FOR the Shareholder Proposal by Jared E. Danziger to request that the board ammend the Certificate of Incorporation to reinstate the right of shareholders to cumulate voting.

A supporting statement by Jared E. Danziger and a response in opposition to that statement were published in the Croghan Bancshares proxy. I support the adoption of this resolution as I believe that cumulative voting will allow a broader range of opinions to be heard by the Board and thereby improve the democratic character of our firm's management. The Board expressed three objections that I consider inadaquate justifications for opposing the resolution. First, they note that the Board lacks the legal power to ammend its Articles of Incorporation, which can only be accomplished by a two-thirds vote of shareholders. While the resolution may lack legal force, it will allow shareholders to register dissatisfaction with the manner in which their Articles were ammended in the past and encourage the Board to support a return to the original rules for cumulative voting in the future. Second, the Board notes that while cumulative voting was permitted between 1983 and
1992, it was never requested by any shareholder.   This is not a justification
for delaying its reinstatement, rather it only indicates that the recent underperformance in returns and the new, heavyhanded and insular character of the board have become sufficiently severe to motivate shareholders to speak up. Third, the Board alleges directors elected by a minority that cumulates its votes would more likely advocate special interests. This objection fails to recognize that all directors are legally bound by rules of fiduciary duty to act in the best interest of all shareholders. Should any one director fail to follow those laws, his attempts to serve private interests would be struck down by other memebers of the board.

I recommend voting FOR the Shareholder Proposal by Nathan G. Danziger to reorganize the Board of Directors into one class. A supporting statement by me and a response in opposition to that statement were published in the Croghan Bancshares proxy. Management notes that a staggered board helps assure continuity among the Directors of the firm. This is precisely why I am opposed to the staggered system and seek a return to a single class. According to the Akron Beacon Journal, April 16, 2002, at this year's annual meeting of Goodyear, of shareholders voting, 73% supported a return to a single class of directors. The sponser of that shareholder resolution noted "Shareholders are sending a clear message to the board to make this company more accountable." Steve Huber, a fund manager for the State Teachers
Retirement System of Ohio stated, regarding any company in which that fund invests, that "We're very much in favor of having directors stand before the shareholders every year for another term." The article notes that last year over 32 companies voted to have their Board of Directors stand for election every year. Why are shareholders asking for more accountability from their Directors? The Akron Beacon Journal cites Charles M. Elson of the corporate governance center at the University of Delaware who argues
"The staggered board initially was claimed by management to be a way to preserve the continuity of the board, but in reality, I think it has become a way to insulate a board and management from shareholders." *

* Neither the Akron Beacon Journal nor any of the individuals quoted therein have consented to the use of their statements as part of this proxy solicitation.

If no specific direction is given, I will vote the BLUE PROXIES AGAINST adoption of the Croghan Bancshares, Inc. 2002 Stock Option and Incentive plan; FOR the Shareholder Proposal requesting the Board of Directors to amend the Articles of Incorporation to reinstate cumulative voting in the election of the Company's directors; and FOR the Shareholder Proposal urging the Board of Directors to take the steps necessary to declassify the Board.

If other matters are properly presented at the Stockholders Meeting, the BLUE PROXIES will grant me the authority to vote such proxies in my discretion on such matters. I intend to vote in accordance with my best judgment on such matters. Blue proxies marked as abstentions, broker non-votes or as withholding authority to vote for me as Directors will be treated as shares present for purpose of determining whether a quorum for the Stockholders Meeting is present but will not be counted as votes cast for me.

Please refer to Croghan's proxy statement relating to the Stockholders Meeting that may be sent to all stockholders with respect to information concerning
(i) beneficial ownership by management of Croghan's securities, (ii) beneficial owners of 5% or more of Croghan's securities, (iii) classes of Croghan Board of Directors, (iv) meetings of Croghan Board of Directors and all committees thereof, (v) certain information regarding the existing directors as well as management's nominees to serve as directors of Croghan, (vi) compensation and remuneration paid and payable to Croghan Directors and management, (vii) the date by which stockholder must submit proposals to Croghan for inclusion in Croghan's next Annual Meeting proxy statement, and (viii) other matters required by law to be disclosed. I have no independent knowledge as to the accuracy or completeness of the proxy statement that Croghan's Board of Directors may send to you in connection with the Stockholders Meeting.

The expense of preparing and mailing this Proxy Statement and our other soliciting material, as well as our cost of soliciting proxies, will be borne by me. In addition to the use of the mails, proxies may be solicited by me, by my agents or by employees. I also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward my solicitation materials to the beneficial owners of common stock of Croghan held by such institutions or persons and I will reimburse such institutions and persons for their reasonable costs of forwarding such material.

Once the Board of Directors has established the agenda for the Stockholders Meeting, I may send additional information to you regarding the meeting. If you buy or sell shares of Croghan common stock between the date of this Proxy Statement and the record date for the Stockholders Meeting, then you may have to complete and sign a new BLUE PROXY.

IMPORTANT - Please sign and date only the enclosed BLUE PROXY and mail it as soon as possible in the self-addressed postage-paid envelope provided. When you receive a proxy card from Croghan relating to the Stockholders Meeting, please do not sign or return it to Croghan. If you do so, it may revoke any proxy that you return to me. If you want to revoke any proxy you have given to me, you may do so by signing and returning a new proxy (dated subsequent to any previous proxy), by attending the Stockholders Meeting and voting in person or by sending me a written letter of revocation of your proxy at the address shown on page 1 of this Proxy Statement.

IMPORTANT

Your vote is important. No matter how many or how few shares you own, please vote for my election as Director of Croghan and for the appointment of the independent auditors of Croghan recommended by management (if presented for a vote) by signing, dating and mailing the enclosed BLUE PROXY as soon as possible.

Please sign and mail only the enclosed BLUE PROXY if you wish to vote in accordance with my recommendations. Do not sign any proxy card that you may receive from the Board of directors of Croghan.

You must sign your BLUE PROXY exactly as your name appears on your stock certificate of Croghan. If you own your stock jointly, both owners must sign the BLUE PROXY.

STREET NAME STOCKHOLDERS: If your shares of common stock are held in the name of your broker, bank or other nominee, you must to contact your broker, bank or nominee and give them instructions as to the voting of your stock. Your broker or bank cannot vote your shares without receiving your instructions. Please contact the person responsible for your account and instruct them to execute a BLUE PROXY as soon as possible. You should also return your proxy card to your broker or bank as soon as you receive it. Page 10

The proxies that I am soliciting will be valid only at the 2002 Annual Stockholders Meeting. The proxies will not be used for any other meeting and may be revoked at any time before they are exercised.

If you have any questions or need further assistance, please do not hesitate to contact me at (419) 332-4201 (or 419-407-8601).

The date of this Proxy Statement is April 24, 2002.


          FRONT PROXY

	PROXY SOLICITED ON BEHALF OF NATHAN G. DANZIGER,
	FOR USE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS OF CROGHAN BANCSHARES, INC., OR, IF, DIRECTORS ARE NOT
	ELECTED AT THAT MEETING, THEN AT THE NEXT MEETING
	OF STOCKHOLDERS AT WHICH DIRECTORS ARE ELECTED


The undersigned hereby appoint NATHAN G. DANZIGER as proxy, with full power to appoint his substitute, to represent and to vote as indicated below, all shares of common stock of Croghan Bancshares, Inc. (Croghan Bancshares) which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of Croghan Bancshares of, if Directors are not elected at that meeting, then at the next Meeting of Stockholders at which Directors are elected, and at any and all adjustments thereof (the Stockholders Meeting), upon the following matters. BY EXECUTING AND NOT REVOKING A PROXY FOR NATHAN
G. DANZIGER, YOU WILL BE UNABLE TO VOTE FOR THE CANDIDATES PROPOSED BY THE CROGHAN BOARD IN ITS PROXY. SHOULD NATHAN G. DANZIGER SECURE SUFFICIENT VOTING AUTHORITY TO ELECT HIMSELF TO THE BOARD, THE REMAINING BOARD SEATS WILL BE FILLED BY COMPANY NOMINEES IN KEEPING WITH THE COMPANY'S RULES.

Election of Directors
1. The election of  Nathan G. Danziger.

* FOR the election of  nominee listed above.
* WITHHOLD AUTHORITY to vote for the election of the nominee listed above.

Vote on Proposals
2.  To approve the Croghan Bancshares, Inc. 2002 Stock Option and Incentive
    Plan.  Nathan G. Danziger recommends you vote AGAINST.
    * For	* Against	* Abstain
3.  To adopt the Shareholder Proposal to ammend the Articles of Incorporation
	to reinstate cumulative voting in the election of the Company's directors. Nathan G. Danziger recommends you vote FOR.
    * For	* Against	* Abstain
4.  To adopt the shareholder proposal urging the Board of Directors to take
	the steps necessary to declassify the Board. Nathan G. Danziger recommends you vote FOR.
	* For	* Against	* Abstain

5. In his discretion, Mr. Danziger, as proxy, is authorized to vote on such other matters as may properly be presented at the Stockholders Meeting.

	Please sign on reverse side


BACK PROXY

This Proxy will be voted as directed, but if no direction is indicated, this Proxy will be voted FOR the election of NATHAN G. DANZIGER as Director of Croghan Bancshares, Inc. With respect to any other matters that may properly be presented at the Stockholders Meeting, Mr. Danziger intends to vote in accordance with his best judgment on such matters.

THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES RELATING TO THE STOCKHOLDERS MEETING PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO ALL SHARES OF COMMON STOCK OF CROGHAN BANCSHARES OWNED BY THE UNDERSIGNED.

Dated: May ____, 2002.

__________________________________________________
(Print Name and Sign)

__________________________________________________
(If held jointly - Print Name and Sign)

Title, if applicable: ___________________________________

Please sign exactly as your name appears on the stock records of Croghan Bancshares. If there are two or more owners, both should sign this proxy. When signing us as Attorney, Executor, Administrator, Trustee Guardian or other representative capacity, please give full title as such. If owner is a corporation, please indicate full corporate name and sign by an authorized officer. If owner is a partnership or limited liability company, please indicate the full partnership or limited liability company name and sign by an authorized person.